                                                       Registration No. 33-
                                                                           -----
- --------------------------------------------------------------------------------
AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY 21, 1996
- --------------------------------------------------------------------------------

                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                            --------------------

                     ONEOK Inc. Key Employee Stock Plan

                            --------------------

                                 ONEOK INC.

                  100 West Fifth Street, Tulsa, Oklahoma 74103
      (Name of the issuer of the equity securities being offered pursuant to the Plan and the address of its principal office)

             DELAWARE                                          73-0383100
  (State or other jurisdiction of                             (IRS Employer
  incorporation or organization)                           Identification No.)

           J. D. NEAL                                      DONALD. A. KIHLE
  Vice President, Chief Financial                        100 West Fifth Street
      Officer and Treasurer                                   Suite 1000
      100 West Fifth Street                              Tulsa, Oklahoma 74103
     Tulsa, Oklahoma 74103                                   (918) 585-8141
        (918) 588-7000

        (Names, addresses, and telephone numbers of agents for service)

                            --------------------

  Appropriate date of commencement of proposed sale pursuant to the Plan: from time to time after the effective date hereof.

- -----------------------------------------------------------------------------------------------------------
                        CALCULATION OF REGISTRATION FEE
- -----------------------------------------------------------------------------------------------------------
                                                   Proposed               Proposed
                                                   Maximum                Maximum
                                                   Offering               Aggregate           Amount of
Title of Securities  Amount to be                  Price                  Offering            Registration
to be Registered     Registered(1)                 Per Unit(2)            Price(3)            Fee
- -----------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------
Common stock,
without par value    1,000,000 Shares              $26.375                $26,375,000         $9,095

- -----------------------------------------------------------------------------------------------------------

Exhibits Index on Page 5.

(1) Represents the estimated maximum amount of common stock of ONEOK Inc. (hereinafter referred to as "Common Stock") which could be contributed or acquired under the ONEOK Inc. Key Employee Stock Plan (hereinafter referred to as the "Plan") either directly from ONEOK Inc. (hereinafter referred to as the "Company"), or from purchases in the open market during the years of operation of the Plan.

(2) Based on price of $26.375 per share of the Common Stock, the average sales price of the Common Stock published in The Wall Street Journal reports of the New York Stock Exchange Composite Transactions for May 15, 1996.

(3) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given as specified in Rule 428(b)(1). These documents (and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement) taken together, constitute the prospectus for purposes of Section 10(a) of the Securities Act of 1933, as amended.



                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                                     ITEM 3
                    INCORPORATION OF DOCUMENTS BY REFERENCE


The Company and the Plan hereby incorporate by reference in this Registration Statement the following documents of the Company (SEC File No. 1-2572) heretofore filed with the Securities and Exchange Commission:

  (a)    The Company's Annual Report on Form 10-K for the year ended August 31,
         1995.

  (b) All other reports filed by the Company or the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since August 31, 1995, which includes the Company's Quarterly Reports on Form 10-Q dated November 30, 1995, and February 29, 1996; and Current Reports on Form 8-K dated April 22, 1996.

  (c) In addition, there is incorporated herein by reference all documents filed subsequent to the date hereof, by the Company and the Plan pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities have been sold or which deregisters all securities then remaining unsold. Such documents are deemed to be a part hereof from the date of filing of such documents.


                                     ITEM 4
                           DESCRIPTION OF SECURITIES


The following is a description of the Company's Common Stock.

Holders of ONEOK Inc. Common Stock are entitled to (1) vote for each share held of record. Subject to the preferential rights of the holders of the Corporation's Preferred Stock and Preference Stock, the holders of Common Stock are entitled to receive any Dividends that may be declared by the Corporation's Board of Directors from funds legally available therefor and to share pro rata in the net assets of the Corporation upon liquidation. Holders of Common Stock have no preemptive rights and no rights to convert their Common Stock into any other securities of the Corporation. All outstanding shares of Common Stock are fully paid and are not subject to calls or assessments. Each share of Common Stock includes an associated preference stock purchase right (the Right) under the Corporation's Shareholder Rights Plan, (the Rights Plan), which entitles the holder of the Right, under certain circumstances specified in the Rights Plan, to purchase one one-hundredth (1/100) of a share of Series A Participating Preference Stock of the Corporation for each Right. Of the Series A Preference Stock, a total of 200,000 shares have been reserved for this purpose. The designation of the Rights is incorporated by reference into this Prospectus.


                                     ITEM 5
                     INTERESTS OF NAMED EXPERTS AND COUNSEL


The consolidated financial statements of ONEOK Inc., as of August 31, 1995 and 1994, and for each of the years in the three-year period ended August 31, 1995, have been incorporated by reference herein and in the Registration Statement, in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The legality of the securities which may be purchased under the Plan has been passed upon by the firm of Arrington Kihle Gaberino & Dunn, Inc., 100 West Fifth Street, Suite 1000, Tulsa, Oklahoma 74103, counsel for the Company. The firm of Arrington Kihle Gaberino & Dunn, Inc., has reviewed the statements made as to matters of law and legal conclusions under "Securities to be Offered" and such statements are set forth in the documents which form a part of the prospectus in reliance upon its authority as an expert.



                                     ITEM 6
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS


Pursuant to Article VIII of the bylaws of the Company, upon authorization and determination either (1) by the board of directors by a majority of a quorum consisting of directors who were not parties to the action, suit, or proceeding involved; (2) if such a quorum is not obtainable, or even if obtainable and a quorum of disinterested directors so directs, by independent counsel in a written opinion; or (3) by the stockholders, the Company is obligated to indemnify any person who incurs liability by reason of the fact that he is or was a director, officer, employee, or agent of the Company, or is or was serving at its request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a member of any committee or similar body, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, in an action by or in the right of the Company, no indemnification will be made if such person shall be adjudged to be liable to the Company, unless such indemnification is allowed by a court of competent jurisdiction.

Under insurance contracts obtained by the Company, coverage of Company officers and directors against liability for neglect, errors, omissions, or breaches of duty in their capacities as such is provided for both the Company, to the extent that it is obligated to indemnify such officers and directors, and the officers and directors themselves. Such coverage is provided in the amount of $75,000,000 with a retained limit by the Company of $250,000. The insurance companies are obligated to pay covered losses in excess of the $250,000 retained limit, up to the policies' limits of $75,000,000. Among the policies' exclusions are those which exclude coverage for accounting for profits made within the meaning of Section 16(b) of the Securities Act of 1934, claims based upon or attributable to directors and officers gaining any personal profit or advantage to which such individuals are not legally entitled, and for any claims brought about or attributable to the dishonesty of an officer or director.

The registrant has been advised that, in the opinion of the Securities and Exchange Commission, provisions providing for the indemnification by a corporation of its officers, directors, and controlling persons against liabilities imposed by the Securities Act of 1933 are against public policy as expressed in said Act and are therefore unenforceable. It is recognized that the above-summarized provisions of the registrant's bylaws and the applicable Delaware General Corporation Law may be sufficiently broad to indemnify officers, directors, and controlling persons of the registrant against liabilities arising under said Act. Therefore, in the event that a claim of indemnification against liability under said Act (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) shall be asserted by an officer, director, or controlling person under said provisions, the registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication-of such issue.

                                     ITEM 8
                                    EXHIBITS

The following exhibits are attached hereto or incorporated by reference herein:

                                                                                        Page Number or
                                                                                        Incorporation by
                                                                                        Reference to
                                                                                        ----------------
(4)(a)         Third Restated Certificate of
               Incorporation of ONEOK Inc.                                              Exhibit (3)(a) to
                                                                                        Annual Report on
                                                                                        Form 10-K dated
                                                                                        August 31, 1994.

(4)(b)         Bylaws of ONEOK Inc., as Amended                                         Exhibit (3)(b) to
                                                                                        Annual Report  on
                                                                                        Form 10-K dated
                                                                                        August 31, 1994.

(5)            Opinion and consent of
               Arrington Kihle Gaberino & Dunn, Inc.                                    11-12

(23)(b)        Independent Auditors' Consent                                            13

(24)           Powers of Attorney.  (Included on
               pages 8, 9, and 10)

(99)           ONEOK Inc. Key Employee Stock Plan                                       Exhibit B to 1995
                                                                                        definitive Proxy
                                                                                        Statement

                                     ITEM 9
                                  UNDERTAKINGS


         a.      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (c) To include any material information with respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                          Provided, however, that paragraphs a. (1) (a) and
                          (b), above, do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
         Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each key employee to whom the prospectus is sent or given, the latest Annual Report to Shareholders unless such key employee otherwise has received a copy of such report, in which case the registrant shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the key employee. If the last fiscal year of the registrant has ended within 120 days prior to the use of the prospectus, the Annual Report of the registrant of the preceding fiscal year may be so delivered, but within such 120-day period the Annual Report for the last fiscal year will be furnished to each such employee.

         The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all employees participating in the Plan who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements, and other communications distributed to its stockholders generally.

d. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa and the State of Oklahoma, on this 16th day of May 1996.



                                        ONEOK Inc.



                                        By: LARRY BRUMMETT
                                           -----------------------------------
                                           Larry Brummett, Chairman of the
                                           Board, President, and Chief Executive
                                           Officer

                               POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Larry Brummett, J. D. Neal, and D. P. Baumann, or any of them, as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including any and all post-effective amendments and all instruments necessary or incidental in connection therewith.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned certify that to the best of their knowledge and belief, the registrant meets all the requirements for filing on Form S-8. This registration statement has been signed below by the following persons in the capacities indicated in the City of Tulsa and the State of Oklahoma, on this 16th day of May 1996.


LARRY BRUMMETT                                                      J. D. NEAL
- -----------------------------------                                 -----------------------------------
Larry Brummett                                                      J. D. Neal
Chairman of the Board,                                              Vice President,
President, Chief Executive                                          Chief Financial Officer, and
Officer, and Director                                               Treasurer


E. G. ANDERSON                                                      B. H. MACKIE
- -----------------------------------                                 -----------------------------------
E. G. Anderson                                                      B. H. Mackie
Director                                                            Director


W. M. BELL                                                          D. A. NEWSOM
- -----------------------------------                                 -----------------------------------
W. M. Bell                                                          D. A. Newsom
Director                                                            Director


D. R. CUMMINGS                                                      G. D. PARKER
- -----------------------------------                                 -----------------------------------
D. R. Cummings                                                      G. D. Parker
Director                                                            Director


W. L. FORD                                                          J.D. SCOTT
- -----------------------------------                                 -----------------------------------
W. L. Ford                                                          J. D. Scott
Director                                                            Director


J. M. GRAVES                                                        G. R. WILLIAMS, M.D.
- -----------------------------------                                 -----------------------------------
J. M. Graves                                                        G. R. Williams, M.D.
Director                                                            Director


S. J. JATRAS                                                        S. L. YOUNG
- -----------------------------------                                 -----------------------------------
S. J. Jatras                                                        S. L. Young
Director                                                            Director


D. L. KYLE
- -----------------------------------
D. L. Kyle
Director

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Plan has caused this registration statement to be signed on its behalf by the undersigned in their capacity as members of the Executive Compensation Committee, thereunto duly authorized, in the City of Tulsa and the State of Oklahoma, on this 16th day of May 1996.


G. R. WILLIAMS, M.D.
- -----------------------------------
G. R. Williams, M.D.
Chairman
Executive Compensation Committee


D. R. CUMMINGS
- -----------------------------------
D. R. Cummings
Member
Executive Compensation Committee


W. L. FORD
- -----------------------------------
W. L. Ford
Member
Executive Compensation Committee


J. M. GRAVES
- -----------------------------------
J. M. Graves
Member
Executive Compensation Committee


G. D. PARKER
- -----------------------------------
G. D. Parker
Member
Executive Compensation Committee



The Plan does not have any officers or directors or persons performing similar functions other than the committee members whose signatures appear above.

                              INDEX TO EXHIBITS


                                                                                        Page Number or
EXHIBIT                                                                                 Incorporation by
NUMBER                           DESCRIPTION                                            Reference to
- -------                          -----------                                            ----------------
(4)(a)         Third Restated Certificate of
               Incorporation of ONEOK Inc.                                              Exhibit (3)(a) to
                                                                                        Annual Report on
                                                                                        Form 10-K dated
                                                                                        August 31, 1994.

(4)(b)         Bylaws of ONEOK Inc., as Amended                                         Exhibit (3)(b) to
                                                                                        Annual Report  on
                                                                                        Form 10-K dated
                                                                                        August 31, 1994.

(5)            Opinion and consent of
               Arrington Kihle Gaberino & Dunn, Inc.                                    11-12

(23)(b)        Independent Auditors' Consent                                            13

(24)           Powers of Attorney.  (Included on
               pages 8, 9, and 10)

(99)           ONEOK Inc. Key Employee Stock Plan                                       Exhibit B to 1995
                                                                                        definitive Proxy
                                                                                        Statement